As filed with the Securities and Exchange Commission on June 7, 2001

Registration No. 333-92135

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1 TO FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LabOne, Inc.

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

10101 Renner Blvd.

Lenexa, Kansas 66219

1987 Long-Term Incentive Plan
(Full title of plan)

Joseph C. Benage, Secretary
LabOne, Inc.
10101 Renner Boulevard
Lenexa, Kansas 66219
(Name and address of agent for service)

(913) 888-1770
(Telephone number, including area code, of agent for service)

Copy to:

Whitney F. Miller, Esq.
Morrison & Hecker L.L.P.
2600 Grand Avenue
Kansas City, Missouri 64108
(816) 691-2600

The Exhibit Index begins on page 5.

EXPLANATORY STATEMENT

A total of 1,274,252 shares of common stock of the registrant were registered in connection with the LabOne, Inc. 1987 Long-Term Incentive Plan, as amended (the "1987 Plan") pursuant to the registrant's Registration Statement on Form S-8, registration no. 333-92135, filed December 6, 1999 ("1999 Form S-8"). On May 24, 2001, the shareholders of the registrant approved the 2001 Long-Term Incentive Plan (the "2001 Plan"). Of the 1,274,252 shares registered in connection with the 1987 Plan, 559,996 shares have not been issued and are not subject to issuance pursuant to outstanding awards granted under the 1987 Plan. Pursuant to Instruction E to Form S-8 and telephone interpretation number G.89 of the Securities and Exchange Commission set forth in the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations dated July 1997, 559,996 shares of common stock registered on the 1999 Form S-8, as amended, are carried forward to, and deemed covered by, the registration statement on Form S-8 filed on or about the date hereof in connection with the 2001 Plan (the "2001 Form S-8").

In addition to the 559,996 shares being carried forward to the 2001 Form S-8 on or about the date hereof, approximately 713,256 shares registered in connection with the 1987 Plan have not been issued but may be issued pursuant to outstanding awards under the 1987 Plan. In the event any of these shares are not issued in connection with the 1987 Plan, such as when outstanding awards are cancelled without the issuance of shares, the registrant intends to periodically file additional post-effective amendments to the 1999 Form S-8 and post-effective amendments to the 2001 Form S-8 carrying forward such shares for issuance in connection with the 2001 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference.

Pursuant to Instruction E to Form S-8, the contents of the Registration Statement on Form S-8, registration no. 333-92135, filed by the registrant on December 6, 1999 with respect to securities offered pursuant to the 1987 Plan, are hereby incorporated by reference.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lenexa, State of Kansas, on June 6, 2001.

LABONE, INC.

(Registrant)

By: /s/ John W. McCarty

John W. McCarty
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ W. Thomas Grant II W. Thomas Grant II	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	June 6, 2001
/s/ John W. McCarty John W. McCarty	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 6, 2001
*/s/ Joseph H. Brewer Joseph H. Brewer	Director	June 6, 2001
*/s/ William D. Grant William D. Grant	Director	June 6, 2001
*/s/ Richard S. Schweiker Richard S. Schweiker	Director	June 6, 2001
*/s/ Janet M. Stallmeyer Janet M. Stallmeyer, R.N.	Director	June 6, 2001
*/s/ Chester B. Vanatta Chester B. Vanatta	Director	June 6, 2001
*/s/ John E. Walker John E. Walker	Director	June 6, 2001
*/s/ R. Dennis Wright R. Dennis Wright	Director	June 6, 2001
*By:/s/ John W. McCarty John W. McCarty Attorney-in-fact		June 6, 2001

EXHIBIT INDEX
Exhibit Number	Document	Page No.
(24)	Power of Attorney.	6